UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2006

International Aluminum Corporation

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

1-7256	95-2385235
(Commission File Number)	(I.R.S. Employer Identification No.)

767 Monterey Pass Road
Monterey Park, California	91754
(Address of Principal Executive Offices)	(Zip Code)

(323) 264-1670

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

International Aluminum Corporation, or IAL, convened its annual meeting of shareholders on October 26, 2006, at which directors were elected to serve on IAL’s Board of Directors for the current year.  IAL was informed just prior to the annual meeting that Barington Companies Equity Partners, L.P., or Barington, intended to nominate Robert H. Longnecker for election as a director and that Barington held proxies to vote a number of shares of IAL stock sufficient to elect Mr. Longnecker as a director utilizing cumulative votes.  In light of this development, David C. Treinen, an incumbent director and one of the director-nominees named in IAL’s proxy statement for the annual meeting, graciously elected not to stand for reelection at the annual meeting in order to facilitate Mr. Longnecker’s election as a director.

Mr. Longnecker, 32, has been a research analyst at Barington Capital Group, L.P. (“BCG”) since September 2003.  BCG is an affiliate of Barington Companies Equity Partners, L.P., a small capitalization value fund.  From September 2002 until October 2003, Mr. Longnecker was an Associate at American Marine Advisors, a merchant bank, where he worked on corporate restructurings, merger and acquisition transactions and private equity investments.  In 2001, Mr. Longnecker worked in the private equity department at Credit Suisse First Boston.  Mr. Longnecker also worked as a Financial Analyst for Lehman Brothers from July 1995 until June 1998.  Mr. Longnecker has a B.A. in Economics from Cornell University.

The other six incumbent directors of IAL, along with Mr. Longnecker, were elected as directors at the annual meeting.  This and the other final results of voting at the annual meeting will be reported in IAL’s Quarterly Report on Form 10-Q for the current quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ALUMINUM CORPORATION

	By:	/s/ MITCHELL K. FOGELMAN
Mitchell K. Fogelman, Senior Vice President—Finance
Dated:October 27, 2006